EXHIBIT 99.1


                WRITTEN STATEMENT OF THE CHIEF EXECUTIVE OFFICER


                           PURSUANT TO 18 U.S.C. 1350


     Solely for the purposes of complying with 18 U.S.C. 1350, I, David Bullard, the undersigned Chief Executive Officer of National Healthcare Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10--QSB of the Company for the quarterly period ended September 30, 2002, (the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ David Bullard
David Bullard

January 17, 2003


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